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FOR:  METRO ONE TELECOMMUNICATIONS, INC.

METRO ONE CONTACTS:           Stebbins B. Chandor
                              S.V.P., Chief Financial Officer
                              Metro One Telecommunications, Inc.
                              (503) 643-9500

                              Morgen-Walke Associates, Inc.
                              Carolyn Bass, Lynn Morgan
                              (415) 296-7383
                              Patricia Walsh, Eric Gonzales
                              (212) 850-5698

NEXTEL CONTACT:               Ben Banta
                              V.P., Corporate Communications
                              Nextel Communications, Inc.
                              (703)433-4700

FOR IMMEDIATE RELEASE
---------------------

               METRO ONE TELECOMMUNICATIONS SIGNS NEW BUSINESS CONTRACT
                             WITH NEXTEL COMMUNICATIONS

Portland, Oregon - June 28, 1999 - Metro One Telecommunications, Inc. (NASDAQ:
MTON), the leading provider of Enhanced Directory Assistance-Registered Trademark- (EDA) to the telecommunications industry, today announced that it has signed a multi-year contract to provide its EDA services to subscribers of Nextel Communications (NASDAQ: NXTL), a leading provider of fully integrated wireless communications.

     Under the terms of the contract, Metro One will provide its EDA services for Nextel's entire nationwide network of subscribers. Nextel and Nextel Partners Inc. currently serve 92 of the top 100 U.S. markets. Metro One expects to begin rolling out its EDA service to Nextel's and Nextel Partners' markets starting in the third quarter of 1999 and continuing through the end of the year.

     "We are delighted to begin providing our EDA services to this important new customer," commented Timothy A. Timmins, president and chief executive officer of Metro One. "The Nextel National Network and high-quality product offering match up very well with our nationwide call center presence, which provides customized EDA services on a localized basis."

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     "Personalized local service is an important consideration in providing enhanced services for our subscribers and a key reason we have chosen Metro One," commented Mark Schweitzer, vice president of brand management for Nextel Communications. "We are pleased to bring Metro One's Enhanced Directory Assistance service to all of our subscribers across our nationwide all-digital wireless network."

     Nextel Communications Inc., based in Reston, Va., is the leading provider of fully integrated wireless communications and has built the largest guaranteed all-digital wireless network in the United States that covers thousands of communities across the United States. Nextel and Nextel Partners Inc. currently serve 92 of the top 100 U.S. markets. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text and numeric paging and Nextel Direct Connect, a digital two-way radio feature. In addition, through Nextel International Inc., Nextel has wireless operations and investments in Canada; Mexico; Argentina; Brazil; the Philippines; Peru; Japan; and Shanghai, China. Please visit the company's Web page at http://www.nextel.com.

     Metro One Telecommunications, Inc. is recognized as the pioneer in the development of Enhanced Directory Assistance services for the telecommunications industry. The company operates a network of strategically-located call centers throughout the U.S. Revenue for the full year 1998 was $45.1 million. The company handled approximately 71 million requests for directory assistance on behalf of its carrier customers in 1998 and approximately 24 million requests for directory assistance during the first three months of 1999. For more information about Metro One, visit the Metro One Telecommunications web site at http://www.metro1.com.

     This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, increased competition, expiration of EDA contracts, the rapidly changing telecommunications market, changes in pricing policies by the company or its competitors, lengthy sales cycles, lack of market acceptance or delays in the introduction of new version of the company's products or features, the timing of the initiation of contracted EDA services or wireless services in the new market areas by telecommunications customers, the timing and expense of the company's expansion of its nationwide call center network and other factors detailed in the company's Securities and Exchange Commission filings, including its most recent Form 10-Q dated May 3, 1999

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and Form 10-K for the year ended December 31, 1998.  The forward-looking statements should be considered in light of these risks and uncertainties.

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